Exhibit 99.1

For Immediate Release

Alexandria Real Estate Equities, Inc. Announces

Public Offering of Senior Notes

PASADENA, Calif. — February 10, 2026 — Alexandria Real Estate Equities, Inc. (“Alexandria” or the “Company”) (NYSE: ARE) today announced that it is commencing an underwritten public offering, subject to market conditions, of senior notes (the “notes”). Citigroup Global Markets Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Scotia Capital (USA) Inc. and TD Securities (USA) LLC will act as joint book-running managers in connection with the public offering. The notes will be unsecured obligations of the Company and fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P., an indirectly 100% owned subsidiary of the Company.

The Company expects to use the net proceeds from this offering to repay a portion of the borrowings under the Company’s commercial paper program incurred in connection with the repurchase or redemption of certain series of its outstanding senior unsecured notes (the “tender offer notes”) pursuant to its previously announced cash tender offer (the “tender offer”), by redemption or otherwise. Pending such use, the Company may invest the net proceeds in high-quality short-term securities and/or use such proceeds temporarily for general working capital and other general corporate purposes. The consummation of the offering of the notes is not conditioned on the completion of the tender offer or the tender of any specific amount of the tender offer notes.

The notes are being offered pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, including the notes and the tender offer notes, nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146 or email: prospectus@citi.com; BofA Securities, Inc., NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@bofa.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; Scotia Capital (USA) Inc., 250 Vesey Street, New York, New York 10281, toll-free number: 1-800-372-3930; or TD Securities (USA) LLC, toll-free number: 1-855-495-9846.

About Alexandria Real Estate Equities, Inc.

Alexandria, an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. With our founding in 1994, Alexandria pioneered the life science real estate niche. Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative Megacampus™ ecosystems in AAA life science innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland, Research Triangle, and New York City. For more information, please visit www.are.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the Company’s offering of the notes and its intended use of the proceeds and statements regarding the completion of the tender offer. These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q.

Contact: Joel Marcus, Executive Chairman & Founder, (626) 578-0777, jmarcus@are.com

# # #